UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)               February 17, 2006

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware                                    000-31135                            04-3209022
(State or Other Jurisdiction               (Commission                           (IRS Employer
       of Incorporation)                           File Number)                          Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina            27703-8466
(Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2006, Inspire Pharmaceuticals, Inc. entered into a development and license agreement with Boehringer Ingelheim International GmbH ("Boehringer Ingelheim"). The agreement grants Inspire certain exclusive rights to develop and market an intranasal dosage form of epinastine, in the United States and Canada, for the treatment or prevention of rhinitis.

Under the terms of the agreement, Inspire will have full responsibility for the intranasal epinastine development program and regulatory filings in the United States and Canada. Upon the receipt of appropriate regulatory approvals for an intranasal epinastine product, Inspire will be responsible for the commercialization of such product in the United States and Canada. Boehringer Ingelheim has retained the rights to develop and commercialize intranasal epinastine outside the United States and Canada, based on any future results of Inspire's intranasal epinastine development program.

In addition to funding all development activities under the terms of the agreement, Inspire will pay Boehringer Ingelheim (a) an upfront license fee of US$2,500,000, and (b) high single digit royalties on net sales of an intranasal epinastine product in the United States and Canada. If Boehringer Ingelheim commercializes Inspire's intranasal epinastine product outside of the United States and Canada, it will pay royalties to Inspire on net sales of the product.

In general, the exclusive license granted to Inspire will expire and convert into a perpetual, fully paid-up, non-exclusive license on December 31, 2022. Certain other rights and royalty obligations will continue beyond such date. For a period of five (5) years following December 31, 2022, Boehringer Ingelheim shall have the right, but not the obligation, to switch a product developed under the agreement from a prescription product to an over-the-counter, or OTC, product. Following such a switch, Boehringer Ingelheim will have the right to commercialize such product in the United States and/or Canada. In connection with such a switch, Boehringer Ingelheim will be required to pay an OTC switch payment and ongoing royalties to Inspire.

Item 8.01 Other Events.

On February 21, 2006, Inspire issued a press release, attached to and made part of this report, announcing its collaboration with Boehringer Ingelheim for developing and commercializing intranasal epinastine.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No. Description

99.1 Press Release dated February 21, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By: /s/ Christy L. Shaffer
Christy L. Shaffer,
President and Chief Executive Officer

Dated: February 21, 2006

EXHIBIT INDEX

No. Description

99.1 Press Release dated February 21, 2006